As filed with the Securities and Exchange Commission on November 15, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	8000	81-3599420
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
	950 N. Glebe Rd., Suite 700
	Arlington, VA 22203
	(571) 366-8850
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shawn Morris
Chief Executive Officer
Privia Health Group, Inc.
950 N. Glebe Rd., Suite 700
Arlington, VA 22203
(571) 366-8850
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr., Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

We may offer from time to time, in one or more offerings, any combination of the following securities: common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units (collectively, the “securities”). We may offer and sell these securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.
In addition, certain selling stockholders to be identified in a prospectus supplement may offer and sell shares of our common stock from time to time, in amounts, at prices and on terms that will be determined at the time the shares of common stock are offered.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of these securities and information regarding the offering in which these securities will be offered will be provided in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
We or any selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis. Supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “PRVA”.
As of the date of this prospectus, we are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein.
Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 4 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
None of the SEC, any state securities commission or any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 15, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus, and the selling stockholders may sell shares of our common stock, in one or more offerings. This prospectus provides you with a general description of the securities we and the stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, as the case may be, the identity of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
Unless otherwise indicated, the terms “Privia Health”, “we,” “us,” and “our” refer to Privia Health Group, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
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THE COMPANY
Privia Health is a technology-driven, national physician-enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward physicians for delivering high-value care in both in-person and virtual care settings (collectively, the “Privia Platform”). We directly address three of the most pressing issues facing physicians today: the transition to the value-based care reimbursement model, the ever-increasing administrative requirements to operate a successful medical practice and the need to engage patients using modern user-friendly technology. We seek to accomplish these objectives by entering markets and organizing existing physicians and non-physician clinicians into a unique practice model that combines the advantages of a partnership in a large regional medical group (each, a “Medical Group”) with significant local autonomy for the physicians (collectively, “Privia Physicians”) and non-physician clinicians (collectively, “Privia Clinicians” and, together with the Privia Physicians, the “Privia Providers”) joining our Medical Groups.
Our platform is purpose-built, organizing physicians into cost-efficient, value-based and primary-care centric networks bolstered by strong physician governance, and promotes a culture of physician leadership. The Privia Platform is powered by our proprietary end-to-end, cloud-based technology solution (the “Privia Technology Solution”), which integrates both Privia-developed and third-party applications into a seamless interface and workflow that manages all aspects of our Privia Providers’ provision of healthcare services. We enhance the patient experience, improve practice economics and influence point of care delivery through investments in data analytics, revenue cycle management, practice and clinical operations and payer alignment. The Privia Platform is designed to succeed across demographic cohorts, acuity levels and reimbursement models, including traditional fee-for-service Medicare, the Medicare Shared Savings Program, Medicare Advantage, Medicaid, commercial insurance and other existing and emerging direct contracting programs with payers and employers. We believe that the Privia model is a highly scalable solution to help our nation’s healthcare system achieve the quadruple aim of better outcomes, lower costs, improved patient experience, and happier and more engaged providers. Our customers have affirmed our model, as Privia Health has rapidly become one of the nation’s leading independent physician companies since launching our first Medical Group in 2013.
Our principal executive offices are located at 950 N. Glebe Rd., Suite 700, Arlington, VA, 22203, and our telephone number is (571) 366-8850. We maintain a website at www.priviahealth.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include factors related to, among other things:
•the heavily regulated industry in which we operate, and if we fail to comply with applicable healthcare laws and government regulations, we could incur financial penalties and become excluded from participating in government health care programs;
•our dependence on relationships with Medical Groups, some of which we do not own;
•our growth strategy, which may not prove viable and we may not realize expected results;

•difficulties implementing the Privia Technology Solution for Privia Physicians and new Medical Groups;
•the high level of competition in our industry and our failure to compete and innovate;
•challenges in successfully establishing a presence in new geographic markets;
•our reliance on our electronic medical record vendor, athenahealth, Inc., which the Privia Technology Solution is integrated and built upon;
•changes in the payer mix of patients and potential decreases in our reimbursement rates as a result of consolidation among commercial payers;
•our use, disclosure, and other processing of personal information is subject to various federal and state privacy and security regulations and our use, disclosure, and other processing of protected health information is subject to the Health Insurance Portability and Accountability Act of 1996;
•the continued availability of qualified workforce, including staff at our Medical Groups, and the continued upward pressure on compensation for such workforce; and
•the risks, uncertainties and other factors that we identify in the section entitled “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.priviahealth.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
(a)our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 25, 2022 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2022);
(b)our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the SEC on May 12, 2022, August 11, 2022 and November 10, 2022, respectively; and

(c)our Current Reports on Form 8-K filed with the SEC on January 6, 2022 (excluding Item 7.01), January 31, 2022, March 22, 2022 (solely with respect to the Current Report on Form 8-K filed pursuant to Item 5.02), March 31, 2022 (excluding Item 7.01), May 13, 2022, June 27, 2022, November 10, 2022 and November 15, 2022.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in this prospectus or in a document (or part thereof) incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute any part of this prospectus.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (571) 366-8850 or writing to us at the office of Investor Relations, Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700, Arlington, Virginia 22203.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”). For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.
General
Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.
Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.
Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Other Rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
Election and Removal of Directors
Our board of directors will consist of between three and eleven directors. The exact number of directors will be fixed from time to time by resolution of the board. Directors may be removed without cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors, provided that at any time that investment entities affiliated with Goldman Sachs & Co. (collectively, “Goldman Sachs”) and Pamplona Capital Management LLP (“Pamplona” and, together with Goldman Sachs, the “Lead Sponsors”) own less than 25%, no director may be removed except for cause. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.
Staggered Board
At any time when the Lead Sponsors beneficially own, in the aggregate, less than 25% of our common stock then outstanding, our board of directors will be divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired.
This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.
Limits on Written Consents
At any time when the Lead Sponsors beneficially own, in the aggregate, at least 25% of our common stock then outstanding, holders of our common stock will be permitted to act by written consent without a duly called annual or special meeting if such written consent is signed by the holders having at least the minimum number of votes necessary to authorize such action. Thereafter, our Certificate of Incorporation and our Bylaws will provide that holders of our common stock will not be able to act by written consent without a meeting.
Stockholder Meetings
At any time when the Lead Sponsors beneficially own, in the aggregate, at least 25% of our common stock then outstanding, special meetings of our stockholders may be called by any person or group that beneficially owns a majority of our outstanding shares of voting stock. Thereafter, our Certificate of Incorporation and our Bylaws will provide that special meetings of our stockholders may be called only by the chairman of our board of directors or a majority of the directors. Consistent with this provision, our Certificate of Incorporation and our Bylaws will specifically deny any power of any other person to call a special meeting.
Amendment of Certificate of Incorporation
The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will be required to amend our Certificate of Incorporation, provided that at any time when the Lead Sponsors beneficially own, in the aggregate, less than 25% of our common stock then outstanding, the provisions of our Certificate of Incorporation described under “—Election and Removal of Directors,” “—Stockholder Meetings” and “—Limits on Written Consents” may be amended only by the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of voting stock, voting together as a single class. Pursuant to our Certificate of Incorporation, a special meeting of stockholders may be called only by or at the direction of (1) the board of directors pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies or (2) the chairman of the board or the Chief Executive Officer.
Amendment of Bylaws
Our Bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, with the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose, provided that:
•at any time when the Lead Sponsors beneficially own, in the aggregate, less than 25% of our common stock then outstanding, any alteration, amendment or repeal of, or adoption of any bylaw inconsistent with, specified provisions of the Bylaws, including those related to special and annual meetings of stockholders, action of stockholders by written consent, classification of the board of directors, nomination of directors, special meetings of directors, removal of directors, committees of the board of directors and indemnification of directors and officers, requires the affirmative vote of at least two-thirds of all directors in office at a meeting called for that purpose; or
•at any time when the Lead Sponsors beneficially own, in the aggregate, less than 25% of our common stock then outstanding, the affirmative vote of holders of two-thirds of the voting power of our outstanding shares of voting stock, voting together as a single class.
Other Limitations on Stockholder Actions
At any time when the Lead Sponsors beneficially own, in the aggregate, less than 25% of our common stock then outstanding, our Bylaws will also impose some procedural requirements on stockholders who wish to:
•make nominations in the election of directors;
•propose that a director be removed;
•propose any repeal or change in our Bylaws; or
•propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:
•a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;
•the stockholder’s name and address;
•any material interest of the stockholder in the proposal;
•the number of shares beneficially owned by the stockholder and evidence of such ownership; and
•the names and addresses of all persons with whom the stockholder is acting in concert, a description of all arrangements and understandings with those persons and the number of shares such persons beneficially own.
To be timely, a stockholder must generally deliver notice:
•in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or
•in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.
In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.
Limitation of Liability of Directors and Officers
Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
•any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our Bylaws provide that, to the fullest extent permitted by law, we will indemnify any of our officers or directors against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
Forum Selection
The Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions. This forum selection provision will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Delaware Business Combination Statute
At any time when the Lead Sponsors beneficially own, in the aggregate, at least 25% of our common stock then outstanding, we will elect to waive Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Thereafter, we will elect to be subject to Section 203.
Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:
•the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or
•following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

Anti-Takeover Effects of Certain Provisions
Some provisions of our Certificate of Incorporation and Bylaws could make the following more difficult:
•acquisition of control of us by means of a proxy contest or otherwise, or
•removal of our incumbent officers and directors.
These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “PRVA.”
Preferred Stock
Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.
The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock.
When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of a depositary agreement and the related depositary receipts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any depositary agreement and the related depositary receipts that we may offer under this prospectus, we will describe the particular terms of any depositary agreement and the related depositary receipts in more detail in the applicable prospectus supplement. The terms of any depositary agreement and the related depositary receipts offered under a prospectus supplement may differ from the terms described below.
We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering.
We will describe the material terms of the depositary agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities and related guarantees offered under a prospectus supplement may differ from the terms described below.
We will issue senior debt securities under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “senior debt indenture”). We will issue subordinated debt securities under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “subordinated debt indenture” and, together with the senior debt indenture, the “indentures” and each individually, an “indenture”).
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions that may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior indenture and the subordinated indenture are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt.”
We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•classification as senior or subordinated debt securities;
•ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
•the designation, aggregate principal amount and authorized denominations;
•the maturity date;
•the interest rate, if any, and the method for calculating the interest rate;
•the interest payment dates and the record dates for the interest payments;
•any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;
•the place where we will pay principal and interest;

•if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•whether the debt securities will be issued in the form of global securities or certificates;
•additional provisions, if any, relating to the defeasance of the debt securities;
•the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•any United States federal income tax consequences;
•the dates on which premium, if any, will be paid;
•our right, if any, to defer payment interest and the maximum length of this deferral period;
•any listing on a securities exchange;
•the initial public offering price; and
•other specific terms, including any additional events of default or covenants.
Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness”. The specific subordination terms will be set forth in a supplemental indenture to the subordinated indenture and described in the prospectus supplement for the relevant series of debt.
DESCRIPTION OF WARRANTS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•the title of such warrants;

•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies in which the price of such warrants will be payable;
•the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of any material United States federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any purchase contracts that we may offer under this prospectus, we will describe the particular terms of any purchase contracts in more detail in the applicable prospectus supplement. The terms of any purchase contracts offered under a prospectus supplement may differ from the terms described below.
We may issue purchase contracts for the purchase or sale of:
•debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;
•currencies; or
•commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:
•the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.
FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•through agents;
•through a combination of any such methods; or
•through any other methods described in a prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions,
•at a fixed public offering price or prices, which may be changed,
•at market prices prevailing at the time of sale,
•at prices related to prevailing market prices, or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us and/or the selling stockholders, if applicable, to indemnification by us and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than the shares of common stock, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the shares of common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, NY, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$(1)
Printing	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Trustee fees	(2)
Rating Agency fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
TOTAL	$(2)
__________________
(1)Omitted because the registration fee is being deferred pursuant to Rule 456(b).
(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article 8 of the Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. The Registrant’s certificate of incorporation provides for indemnification of its directors and officers and those serving at the Registrant’s request as a director or officer to the fullest extent permitted by the Delaware General Corporation Law.
The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by the Company, arising out of that person’s services as the Company’s director or officer or that person’s services provided to any other company or enterprise at the Company’s request. The Company maintains director and officer insurance coverage that would generally enable the Company to recover a portion of any future amounts paid. The Company may also be subject to indemnification obligations by law with respect to the actions of its employees under certain circumstances and in certain jurisdictions.

Item 16. Exhibits and Financial Statement Schedules
(a)The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement**
3.1
Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-255086), filed with the SEC on April 7, 2021)

3.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-255086), filed with the SEC on April 7, 2021)
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-255086), filed with the SEC on April 7, 2021)
4.2	Form of Senior Notes Indenture, between Privia Health Group, Inc. and U.S. Bank Trust Company, National Association, as trustee*
4.3	Form of Subordinated Indenture, between Privia Health Group, Inc. and U.S. Bank Trust Company, National Association, as trustee*
4.4	Form of Senior Note**
4.5	Form of Subordinated Note**
4.6	Form of Warrant Agreement**
4.7	Form of Purchase Contract Agreement**
4.8	Form of Unit Agreement**
4.9	Form of Deposit Agreement**
4.10	Form of Deposit Receipt**
5.1	Opinion of Davis Polk & Wardwell LLP*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of the Registration Statement)*
25.1	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association for Senior Notes Indenture*
25.2	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association for Subordinated Notes Indenture*
107	Calculation of Filing Fee Table*
_______________
*Filed herewith.
**To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on the fifteenth day of November, 2022.

Privia Health Group, Inc.

By:	/s/ Shawn Morris
Name:	Shawn Morris
Title:	Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shawn Morris, Thomas Bartrum and Parth Mehrotra, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Shawn Morris	Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2022
Shawn Morris

/s/ David Mountcastle	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2022
David Mountcastle

/s/ Jeffrey Bernstein	Director	November 15, 2022
Jeffrey Bernstein

/s/ Nancy Cocozza	Director	November 15, 2022
Nancy Cocozza

/s/ David King	Director	November 15, 2022
David King

/s/ Patricia Maryland	Director	November 15, 2022
Patricia Maryland

/s/ Thomas McCarthy	Director	November 15, 2022
Thomas McCarthy

/s/ Jaewon Ryu	Director	November 15, 2022
Jaewon Ryu

/s/ William Sherrill	Director	November 15, 2022
William Sherrill

/s/ William Sullivan	Director	November 15, 2022
William Sullivan